        As filed with the Securities and Exchange Commission on November 7, 2001
                                              Registration No. _________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              AMERICREDIT CORP.
            (Exact name of registrant as specified in its charter)

                Texas                                           75-2291093
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                           Identification No.)

      801 Cherry Street, Suite 3900
             Fort Worth, Texas                                    76102
(Address of principal executive offices)                        (Zip Code)



                AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)




          Chris A. Choate                                     Copy to:
          General Counsel                                  L. Steven Leshin
         AmeriCredit Corp.                             Jenkens & Gilchrist, P.C.
    801 Cherry Street, Suite 3900                          1445 Ross Avenue
     Fort Worth, Texas 76102                                  Suite 3200
          (817) 302-7000                                  Dallas, Texas 75202
(Name, address and telephone number
including area code of agent for service)

                       CALCULATION OF REGISTRATION FEE


                                                             Proposed
                                          Proposed           maximum
    Title of                              maximum           aggregate            Amount of
securities to be   Amount to be      offering price per   offering price     registration fee
    registered     Registered(1)         share (2)(3)         (2)(3)                (3)

     Common         1,000,000               $15.03          $15,030,000          $3,757.50


     (1) Shares reserved for issuance under the AmeriCredit Corp. Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
     (2) Estimated solely for the purpose of calculating the registration fee.
     (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 1,000,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options or other awards, at a price per share of $15.03, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on November 2, 2001.

     Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (File No. 33-57517) and Registration Statement on Form S-8 (File No. 333-73113), both relating to the Plan, the contents of which are hereby incorporated by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION *

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *



                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     AmeriCredit Corp. (the "Company") hereby incorporates by reference in this registration statement the separate Registration Statement on Form S-8 (File No. 33-57517) and Registration Statement on Form S-8 (File No. 333-73113), both relating to the AmeriCredit Corp. Employee Stock Purchase Plan.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

     (2) the description of Common Stock, par value $.01 per share (the "Common Stock"), of the Company set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updated such description; and

     (3) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

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ITEM 8.     EXHIBITS.

     (a)      Exhibits

              The following documents are filed as a part of this registration statement.


Exhibit                    Description of Exhibit

4.1      Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on
         Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission).

4.2      Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to
         Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission).

4.3      Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and
         ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission).

4.4      AmeriCredit Corp. Employee Stock Purchase Plan, as amended (incorporated by reference to the registrant's Registration Statement on Form S-8 (File No. 33-57517)
         filed November 16, 1994 with the Commission)

4.4.1    Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to the registrant's Registration Statement on Form  S-8
         (File No. 333-73113) filed March 1, 1999 with the Commission)

4.4.2    Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan

5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1     Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1     Power of Attorney (see signature page of this registration statement).


ITEM 9.     UNDERTAKINGS.

         A.     The undersigned registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 6, 2001.

                                        AMERICREDIT CORP.



                                        By /s/ Michael R. Barrington
                                           -------------------------
                                           Michael R. Barrington,
                                           Vice Chairman, President,
                                           Chief Executive Officer and
                                           Director

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below designates and appoints Michael R. Barrington, Chris A. Choate and J. Michael May, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Clifton H. Morris, Jr.          Chairman of the Board            November 6, 2001
--------------------------
Clifton H. Morris, Jr.



                                    Vice Chairman, President,
/s/ Michael R. Barrington           Chief Executive Officer and      November 6, 2001
--------------------------          Director
Michael R. Barrington


                                    Vice Chairman, Chief
                                    Financial Officer and Director
/s/ Daniel E. Berce                 (Principal Financial and         November 6, 2001
--------------------------          Accounting Officer)
Daniel E. Berce



/s/ Edward H. Esstman               Vice Chairman and                November 6, 2001
--------------------------          and Director
Edward H. Esstman





                                       7


/s/ James H. Greer                  Director                         November 6, 2001
--------------------------
James H. Greer


/s/ Kenneth H. Jones, Jr.           Director                         November 6, 2001
--------------------------
Kenneth H. Jones, Jr.


/s/ A. R. Dike                      Director                         November 6, 2001
--------------------------
A. R. Dike


/s/ Douglas K. Higgins              Director                         November 6, 2001
--------------------------
Douglas K. Higgins


                              INDEX TO EXHIBITS


Exhibit
No.                  Description of Exhibit


4.1       Articles of Incorporation of AmeriCredit Corp., as amended to date
          (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's
          Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with Commission).

4.2 Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission).

4.3       Rights Agreement, dated August 28, 1997, between  AmeriCredit Corp.
          and ChaseMellon Shareholder Services, L.L.C., as amended to date
          (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant's
          Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission).

4.4       AmeriCredit Corp. Employee Stock Purchase Plan, as amended
          (incorporated by reference to the registrant's Registration Statement on S-8 (File No. 33-57517) filed November 16, 1994 with the Commission)

4.4.1     Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan
          (incorporated by reference to the registrant's Registration Statement on S-8 (File No. 333-73113) filed March 1, 1999 with the Commission)

4.4.2     Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan

5.1       Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation. (included in their opinion filed as Exhibit 5.1 hereto).

23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1      Power of Attorney (see signature page of this registration statement).






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